CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-32241 and 333-75401) of Compositech Ltd. and in the related Prospectuses of our report dated March 3, 2000, with respect to the financial statements of Compositech Ltd. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1999.



                                                     /s/ Ernst & Young LLP

Melville, New York
March 29, 2000